                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)    March 13, 2000
                                                ----------------------------

                    Vitesse Semiconductor Corporation
----------------------------------------------------------------------------
           (Exact name of Registrant as Specified in Charter)

         Delaware                    0-19654                  77-0138960
----------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File           (IRS Employer
     of Incorporation)               Number)             Identification No.)


741 CALLE PLANO, CAMARILLO, CALIFORNIA                          93012
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code (805) 388-3700
                                                   -------------------------

ITEM 5.  OTHER EVENTS.

     The registrant announced that today it completed an offering of $600,000,000 in aggregate principal amount of its 4.00% Convertible Subordinated Debentures due 2005 in a private placement transaction. The debentures are convertible into the registrant's common stock at a price of $112.1875 per share. The net proceeds from the offering, after payment of selling commissions and discounts, and other expenses of the offering, are expected to be used for general corporate purposes, such as product development, sales and marketing, capital expenditures, and potential future acquisitions.

     A copy of the press release containing the foregoing announcement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1 Press Release Dated March 13, 2000

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2000


                                     /s/ Eugene Hovanec
                                     -------------------------------
                                     Name:  Eugene Hovanec
                                     Title: Chief Financial Officer

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------

99.1                     Press Release Dated March 13, 2000